UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016

____________________

FANTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55204 (Commission File Number)	80-0884134 (IRS Employer Identification Number)

330 Townsend Street, Suite 234
San Francisco, CA 94107
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 592-5950

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

On August 16, 2016, the Board of Directors of Fantex, Inc., a Delaware corporation (the “Company”), declared the following dividends (collectively, the “Dividends”):

- $1.50 per share for its Fantex Series Vernon Davis Convertible Tracking Stock

- $0.37 per share for its Fantex Series EJ Manuel Convertible Tracking Stock

- $3.60 per share for its Fantex Series Mohamed Sanu Convertible Tracking Stock

- $0.31 per share for its Fantex Series Alshon Jeffery Convertible Tracking Stock

- $0.61 per share for its Fantex Series Michael Brockers Convertible Tracking Stock

- $0.25 per share for its Fantex Series Jack Mewhort Convertible Tracking Stock

- $0.17 per share for its Fantex Series Professional Sports Convertible Tracking Stock

The Dividends declared with respect to the above-referenced convertible tracking stocks of the Company equate to an aggregate dividend of $0.293 per unit for the Company’s Fantex Sports Portfolio 1 Units.

The Dividends are payable on September 14, 2016 to the stockholders of record for the applicable securities as of the close of business on September 7, 2016.

On August 16, 2016, the Company issued a press release regarding the Dividends. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release issued by the Company dated as of August 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2016	FANTEX, INC.

	By:	/s/ Bill Garvey
	Name:	Bill Garvey
	Title:	Chief Legal Officer

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Press release issued by the Company dated as of August 16, 2016.